EXHIBIT 23

                       Consent of Independent Accountants


     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-10847), Registration Statement on Form S-8 (No. 33-87064) and Registration Statement on Form S-3 (No. 33-76864) of ARC Capital (formerly Applied Laser Systems, Inc.) of our report dated March 18, 1997 appearing on page F-2 of this Annual Report on Form 10-K.






PRICE WATERHOUSE LLP

Portland, Oregon
March 21, 1997